Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2004 Annual Report to Shareholders of Alcoa Inc. and its subsidiaries (the “Company”), which is incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated February 18, 2005 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 3, 2005 relating to the financial statements, which appears in the Annual Report of the Alcoa Savings Plan for Bargaining Employees, the Alcoa Savings Plan for Non-Bargaining Employees, and the Alcoa Savings Plan for Subsidiary and Affiliate Employees on Form 11-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
September 20, 2005